                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sections 240.14a-11(c) or 240.14a-12

                               I-Flow Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                               I-FLOW CORPORATION
                               20202 WINDROW DRIVE
                          LAKE FOREST, CALIFORNIA 92630

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   ----------

To the Shareholders of I-Flow Corporation:

         The Annual Meeting of Shareholders of I-Flow Corporation (the "Company") will be held at the Hyatt Regency Irvine which is located at 17900 Jamboree Boulevard, Irvine, California, 92614, on Thursday, May 18, 2000 at 9:30 a.m., Pacific Time, for the following purposes:

         1. To elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Management has nominated for director the seven persons named in the accompanying Proxy Statement.

         2. To amend the existing Non-Employee Director Stock Option Plan by increasing the number of shares that may be issued under the plan from 400,000 to 600,000 and by extending the option exercise period as described in the Proxy Statement.

         3. To amend the existing 1996 Stock Incentive Plan by increasing the number of shares that may be issued under the plan from 2,500,000 to 6,000,000 as described in the Proxy Statement.

         4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The close of business on March 31, 2000 has been fixed as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

         Your attention is directed to the accompanying Proxy Statement. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of Common Stock be present in person or be represented by proxy. To assure representation at the Annual Meeting, you are urged to date and sign the enclosed proxy and return it promptly in the enclosed envelope.


                                             By Order of the Board of Directors



                                             Donald M. Earhart
                                             Chief Executive Officer

Lake Forest, California
Dated: April 5, 2000

                               I-FLOW CORPORATION
                               20202 WINDROW DRIVE
                          LAKE FOREST, CALIFORNIA 92630

                                   ----------

                                 PROXY STATEMENT


         Your proxy is solicited by the Board of Directors of I-Flow Corporation (the "Company") for use at the Annual Meeting of Shareholders at 9:30 a.m. on Thursday, May 18, 2000, or at any adjournment or postponement thereof, for purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying form of proxy will be first mailed to shareholders on or about April 7, 2000. The Company's principal address is 20202 Windrow Drive, Lake Forest, CA 92630. The Annual Meeting will be held at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California, 92614.

         The Company will bear the cost of solicitation of proxies. Proxies may be solicited in person or by telephone, facsimile, telegraph or cable by personnel of the Company who will not receive any additional compensation for such solicitation. In addition, the Company will request brokers or other persons holding stock in their names or in the names of their nominees to forward proxies and proxy material to the beneficial owners of such stock and will reimburse them for expenses incurred in so doing.



                                     VOTING

         Only shareholders of record at the close of business on March 31, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 14,977,153 shares of common stock (the "Common Stock") outstanding. Shares of Common Stock (the "Voting Shares") each have one vote per share, except that shareholders may have cumulative voting rights with respect to the election of directors, and vote together as a class on the matters referred to in the accompanying Notice of Annual Meeting of Shareholders. A majority of the Voting Shares outstanding on the Record Date and entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the outcome of any vote, although they will have the same effect as a negative vote.

         In voting for directors, each shareholder has the right to cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which his or her shares are entitled, or to distribute his or her total votes on the same principle among as many candidates as he or she desires. The seven candidates receiving the highest number of votes will be elected. In order for one or all shareholders to be entitled to cumulate votes, one shareholder must give notice prior to the voting of his or her intention to cumulate his or her votes. In the event that any person other than the nominees named herein should be nominated for election as a director, the proxy holders may, in the exercise of their best judgment, vote the proxies they receive cumulatively to elect as directors as many of the nominees named herein as the votes represented by the proxies held by them are entitled to elect.

         Each proxy will be voted FOR the election of the seven director nominees named herein, unless the shareholder otherwise directs in the shareholder's proxy. Where the shareholder has appropriately directed how the proxy is to be voted, it will be voted according to the shareholder's direction. Any shareholder has the power to revoke the shareholder's proxy at any time before it is voted at the Annual Meeting by submitting a written notice of revocation to the Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the shareholder that executed it is present at the Annual Meeting and chooses to vote the shares represented thereby in person.

                           PRINCIPAL SHAREHOLDERS AND
                          STOCK OWNERSHIP OF MANAGEMENT

         The table below sets forth information regarding the beneficial ownership of the outstanding Voting Shares as of March 1, 2000, of: (i) each of the Company's directors and nominees and each of the executive officers named in the summary compensation table found elsewhere in this Proxy Statement, (ii) each person known by the Company to be the beneficial owner of more than five percent of I-Flow Corporation outstanding Common Stock or Preferred Stock, and
(iii) all of the Company's directors and executive officers as a group. Unless otherwise indicated, and except for voting and investment powers held jointly with a person's spouse, the Company believes that the beneficial owner has sole voting and investment power over such shares. As of March 1, 2000 there were 14,920,207 Voting Shares outstanding.

           NAME OF                 NUMBER OF VOTING SHARES    PERCENTAGE OF VOTING SHARES
       BENEFICIAL OWNER              BENEFICIALLY OWNED            BENEFICIALLY OWNED
       ----------------            -----------------------    ---------------------------
Donald M. Earhart                       1,382,326(1)                     8.53%
   20202 Windrow Drive
   Lake Forest, CA 92630

Henry Tsutomu Tai,  Ph.D., M.D            492,967(2)                     3.30%

John H. Abeles, M.D                       375,419(3)                     2.51%

James J. Dal Porto                        179,562(4)                     1.20%

Joel S. Kanter                            107,512(5)                       *

Gayle L. Arnold                            57,344(6)                       *

Jack H. Halperin                           42,600(7)                       *

Erik H. Loudon                              7,500(8)                       *

All Directors and Executive
  Officers as a group (8 Persons)       2,645,230(9)                    16.06%

*      Less than 1%

         (1) Includes (i) 81,300 shares of Common Stock held of record by Mr. Earhart, (ii) 14,391 shares of Common Stock held of record by Mr. Earhart's immediate family, and (iii) 1,286,635 shares of Common Stock issuable upon the exercise of stock options held by Mr. Earhart which are exercisable within 60 days. Does not include 280,050 shares issuable upon exercise of stock options granted to Mr. Earhart, but not exercisable within 60 days.

         (2) Includes (i) 459,067 shares of Common Stock held of record by Dr. Tai, and (ii) 33,900 shares of Common Stock issuable upon exercise of stock options held by Dr. Tai which are exercisable within 60 days. Does not include 7,500 shares issuable upon exercise of stock options granted to Dr. Tai, but not exercisable within 60 days. The shares and options listed include shares held by: (i) Henry Tsutomu Tai, M.D., Pension Plan, of which Dr. Tai is the beneficiary; (ii) Dr. Tai's wholly owned corporation, Henry Tsutomu Tai, M.D., Inc., and (iii) Dr. Tai individually. Dr. Tai has sole voting and dispositive power with respect to all shares.

         (3) Includes (i) 341,519 shares of Common Stock held of record by Northlea Partners Ltd., a limited partnership, of which Dr. Abeles is the general partner (as to which Dr. Abeles disclaims beneficial ownership except to the extent of his pecuniary interest), and (ii) 33,900 shares of Common Stock issuable upon exercise of stock options held by Northlea Partners, Ltd. which are exercisable within 60 days. Does not include 7,500 shares issuable upon exercise of options granted to Northlea Partners, Ltd., but not exercisable within 60 days.

         (4) Includes (i) 83,682 shares of Common Stock held of record by Mr. Dal Porto, and (ii) 95,880 shares of Common Stock issuable upon exercise of stock options held by Mr. Dal Porto which are exercisable within 60 days.

Does not include 199,130 shares issuable upon exercise of stock options granted to Mr. Dal Porto, but not exercisable within 60 days.

         (5) Includes (i) 76,862 shares of Common Stock held of record by Windy City, Inc., a corporation having Mr. Kanter as its President, (ii) 1,050 shares of Common Stock held of record by Mr. Kanter's immediate family, and (iii) 29,600 shares of Common Stock issuable upon exercise of options held by Windy City, Inc. which are exercisable within 60 days. Does not include 7,500 shares issuable upon exercise of stock options granted to Windy City, Inc., but not exercisable within 60 days. Mr. Kanter does not own any of the voting securities of Windy City, Inc.

         (6) Includes (i) 20,400 shares of Common Stock held of record by Ms. Arnold, and (ii) 36,944 shares of Common Stock issuable upon exercise of stock options held by Ms. Arnold, which are exercisable within 60 days. Does not include 83,987 shares issuable upon exercise of stock options granted to Ms. Arnold, but not exercisable within 60 days.

         (7) Includes (i) 13,000 shares of Common Stock held of record by Mr. Halperin, and (ii) 29,600 shares of Common Stock issuable upon exercise of stock options held by Mr. Halperin which are exercisable within 60 days. Does not include 7,500 shares issuable upon exercise of stock options granted to Mr. Halperin, but not exercisable within 60 days.

         (8) Includes 7,500 shares of Common Stock issuable upon exercise of stock options held by Mr. Loudon, which are exercisable within 60 days. Does not include 7,500 shares issuable upon exercise of stock options granted to Mr. Loudon, but not exercisable within 60 days.

         (9) Includes (i) 76,862 shares of Common Stock held of record by Windy City, Inc., a corporation having Mr. Kanter as its President, which are also included above in the beneficial ownership of Mr. Kanter and (ii) 341,519 shares of Common Stock held by Northlea Partners Ltd., which are also included above in the beneficial ownership of Dr. Abeles. Does not include 600,667 shares of Common Stock issuable upon exercise of stock options held by certain officers and directors, which are not exercisable within 60 days.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


         The directors to be elected at the Annual Meeting are to serve a term expiring at the Annual Meeting in 2001 and until their successors have been elected and qualified. The number of authorized members of the Company's Board of Directors is currently seven. Unless the vote is withheld by the shareholder, proxies will be voted FOR the election of the nominees listed below. If any nominee should become unavailable for election, the proxies will be voted for the election of a substitute nominee selected by the Board of Directors. It is not expected, however, that any nominee will be unavailable for election. Nominees receiving the greatest number of votes at the Annual Meeting up to the number of authorized directors will be elected.

         The following persons will be nominated at the Annual Meeting to serve as a director of the Company:

                                                                                                   DIRECTOR
          NAME                          PRINCIPAL OCCUPATION OR EMPLOYMENT               AGE        SINCE
          ----                          ----------------------------------               ---       --------
John H. Abeles, M.D.             President of MedVest, Inc., a consulting and             55        1985
                                 venture capital firm in the medical products
                                 industry; currently serves on the Boards of
                                 Directors of Ampersand Medical, Dusa
                                 Pharmaceuticals, Inc., Encore Medical Inc.,
                                 PharmaPrint Corp. and Oryx Technology, Inc.

Henry Tsutomu Tai, Ph.D., M.D.   Founder of the Company; practicing consultant            56        1990
                                 in hematology and oncology, he holds a Bachelor
                                 of Arts degree in Molecular Biology from
                                 Harvard University, a Ph.D. in Molecular
                                 Biology and an M.D. from the University of
                                 Southern California; currently Secretary of the
                                 Company. Dr. Tai was Chairman of the Board from
                                 1985 to 1988.

Donald M. Earhart                Chairman of the Board (since March 1991), Chief          55        1990
                                 Executive Officer (since July 1990), and
                                 President of the Company (since June 1990);
                                 President of Optical Division of Allergan, Inc.
                                 from 1986 to 1990.

Jack H. Halperin, Esq.           Corporate and securities attorney who has been           53        1991
                                 in private practice since 1988; member of
                                 Bresler and Bab, a New York law firm from 1987
                                 to 1988; member of Solinger, Grosz &
                                 Goldwasser, P.C. from 1981 to 1987; currently
                                 serves on the Boards of Directors of AccuMed
                                 International, Inc. and Memry Corporation.

Joel S. Kanter                   President of Windy City, Inc., an investment             43        1991
                                 management firm; former Managing Director of
                                 Investor's Washington Service, a Washington
                                 D.C. based service that provides information
                                 for corporations and institutional money
                                 managers; currently serves on the Boards of
                                 Directors of Encore Medical Group, Inc.,
                                 Magna-Labs, Inc., Mariner Post-Acute Network,
                                 Inc. and Walnut Financial Services, Inc.

Erik H. Loudon                   Joint-Managing Director of Columbus Asset                61        1991
                                 Management Limited in London; Director of EHL
                                 Investment Services Limited in the British
                                 Virgin Islands; currently serves on the Boards
                                 of Directors of Blue Chip Selection Luxembourg;
                                 Emerge Capital Luxembourg and Leaf Asset
                                 Management Luxembourg; Director of Sarasin
                                 Investment Management, Ltd. in London from 1985
                                 to 1989.

                                                                                                   DIRECTOR
          NAME                          PRINCIPAL OCCUPATION OR EMPLOYMENT               AGE        SINCE
          ----                          ----------------------------------               ---       --------
James J. Dal Porto               Joined the Company in October 1989 as                    47        1996
                                 Controller. Promoted to Treasurer in October
                                 1990, to Vice President of Finance and
                                 Administration in March 1991, to Executive Vice
                                 President, Chief Financial Officer in March
                                 1993 and to Chief Operating Officer in February
                                 1994.

BOARD COMMITTEES & MEETINGS

         The Board of Directors held a total of four meetings during the year ended December 31, 1999.

         The Board of Directors has an Audit Committee with Joel Kanter, Jack Halperin and John Abeles as its members. The Audit Committee reviews with management and the Company's independent public accountants such matters as the Company's internal accounting controls and procedures, the plan and results of the audit engagement and suggestions of the accountants for improvements in accounting procedures. It considers the type and scope of services, both of an audit and a non-audit character, to be performed by the independent public accountants and reviews the respective costs related to the performance of such services. During each Audit Committee meeting, members of the Audit Committee and representatives of the accountants have an opportunity for discussions outside the presence of management, if desired. There were two Audit Committee meetings during the year ended December 31, 1999.

         The Board of Directors has a Compensation Committee with Henry Tai and Eric Loudon as its members. The purpose of the Compensation Committee is to set policy concerning Board compensation, to administer and grant options under the Stock Option Plans and to review compensation issues concerning officers and key employees of the Company. There were two Compensation Committee meetings during the year ended December 31, 1999.

         The Company does not have a nominating committee.

         All incumbent directors in 1999 attended at least 75% of the meetings of the Board of Directors and all committees on which they may have served.


BOARD COMPENSATION

         Outside members of the Board of Directors are compensated by the Company for meetings (excluding committee meetings) attended and all directors are reimbursed for their travel expenses. In calendar year 1999, Messrs. Abeles, Tai, Kanter, Halperin, and Loudon were considered to be outside members of the Board of Directors. The cash compensation for the all of the outside directors in calendar year 1999 was $500 per meeting for telephonic attendance and $750 per meeting for in-person meeting attendance. In addition, outside directors receive stock options pursuant to the Non-Employee Director Stock Option Plan as described below. The total amount of director's fees paid by the Company in calendar year 1999 was $12,750.

         The Company has a Non-Employee Director Stock Option Plan (the "Plan"), which was approved by the shareholders at the Annual Meeting of Shareholders on May 4, 1992 (and amended at the Annual Meeting of Shareholders on May 11, 1995). Under the terms of the Plan (as amended), effective on the first business day of each calendar year, each outside director then serving is automatically granted options, expiring five years from the date of grant, to purchase 10,000 shares of the Company's Common Stock at an exercise price equal to the market price of the Company's Common Stock on the date of grant. These options vest on a quarterly basis throughout the calendar year. New non-employee directors joining the Board after the first business day of the calendar year receive options to purchase a pro rated portion of the 10,000 shares. As of December 31, 1999, options to purchase 131,100 shares at exercise prices ranging from $1.44 to $3.56 per share were outstanding and exercisable under the

Plan. On January 3, 2000, options to purchase an additional 50,000 shares at an exercise price of $3.88 per share were issued under the Plan. Options granted under the Plan expire at the earlier of five years from the date of grant or two years after termination of the option holder's status as a director.


                      REPORT OF THE COMPENSATION COMMITTEE

         This report is being included pursuant to the Securities and Exchange Commission rules designed to enhance disclosure of public companies' executive compensation policies. This report addresses the Company's compensation policies for fiscal year 1999 as they affected the Chief Executive Officer and the Company's other executive officers, including the named executive officers in this Proxy Statement.


COMPENSATION PHILOSOPHY

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing, reviewing and revising the Company's executive compensation programs and policies. The Committee is composed of two non-employee directors and administers the Company's executive compensation programs, including the Company's stock incentive plans. The Company's executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high quality employees, tie individual total compensation to individual performance and the success of the Company, and align the interests of the Company's executive officers with those of its shareholders. In 1999, the Company's executive compensation program consisted of base salary and annual cash bonuses and stock option grants.


EXECUTIVE COMPENSATION COMPONENTS

         The Committee attempts to set base salary for the Company's executive officers at levels that are competitive with compensation paid to top executives of similarly situated companies, and not significantly below cash compensation available to the Company's key executives through alternative employment. However, because of the Company's current and historical need to conserve its cash resources, a significant portion of the rewards for Company or individual performance have generally taken the form of stock-based awards. Additionally, in accordance with the Company's compensation philosophy that total compensation should vary with Company performance, a large part of each executive officers' potential total compensation is dependent on the performance of the Company as measured through its performance-based compensation program as set forth below.

         The Company has a short-term corporate officer's incentive plan in which corporate officers participated in fiscal year 1999 -- the Corporate Officer Incentive Plan (the "COIP"). The COIP focuses participants (those individuals holding the offices of CEO, COO and CFO) on achieving key financial and strategic objectives that are expected to lead to the creation of value for the Company's shareholders and provide participants the opportunity to earn cash bonuses and stock option awards commensurate with performance. The COIP establishes predetermined performance goals and target awards for the Company on an annual basis. Actual performance compared to these goals determines the percentage used to calculate the bonus pool for cash bonuses and stock option grants at the end of the year. The COIP is annually reviewed and approved early in the fiscal year by the Committee and the Board of Directors. In determining the allocation of awards from the bonus pool to individual executive officers, the Committee, with the input of the Company's Chief Executive Officer, emphasizes Company performance and the contributions made by those individuals to that performance. The Committee believes that such a retrospective analysis is most appropriate and practicable for a rapidly growing enterprise like the Company, which experiences many changes and operates in an uncertain environment and without the same types of standard measures of performance as are available to more seasoned companies.

         The Committee administers the Company's 1996 Stock Incentive Plan, pursuant to which the Company may grant various stock-based awards intended to compensate Company personnel and align the interests of the recipients with those of the Company's shareholders. To date, only stock options have been granted under the Plan, although the Committee may, in the future, utilize other types of incentive awards available under the Plan.

         Because of the Company's desire to conserve cash, the Committee has used stock options to reward executives for individual and Company performance and to provide incentives for pursuit of the Company's goals. The Committee believes that these grants serve two purposes. First, they help to make up for any discrepancy between the cash compensation paid by the Company and salaries and bonuses available from other employers who would compete for the services of the Company's executives. Second, the option grants are intended to give the recipients a meaningful stake in the Company's long-term performance, with any ultimate realization of significant value from those options being commensurate with returns on investments in the Company's stock.


CHIEF EXECUTIVE OFFICER COMPENSATION

         The Company faces significant challenges in the coming years and will rely heavily upon the Chief Executive Officer for leadership, strategic direction, and operational effectiveness. The Company's long-term goals include succeeding in expanding its domestic and international marketing and sales distribution network, forming additional strategic alliances and building a strong organization to support the Company's anticipated growth. The Chief Executive Officer will have ultimate responsibility for these goals as part of maximizing shareholders' returns on their investments in the Company and the Committee believes shareholders are best served if the Chief Executive Officer has significant incentives to meet these expectations.

                                     COMPENSATION COMMITTEE
                                     Henry Tsutomu Tai, Ph.D., M.D.
                                     Erik H. Loudon



                             EXECUTIVE COMPENSATION

         The following table sets forth the aggregate compensation for services rendered in all capacities during the fiscal years ended December 31, 1999, 1998 and 1997 of the present Chief Executive Officer and all other executive officers whose salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long-Term
                                                                                                Compensation
                                                                Annual Compensation                Awards
                                                           ----------------------------         ------------
                                                                                                 Securities             ($)
                                                                                  ($)            Underlying          All Other
                                                              ($)                Bonus             Options         Compensation
  Name and Principal Position              Year             Salary                (a)                (#)                (b)
  ---------------------------              ----             ------               -----          ------------       ------------
Donald M. Earhart(c)                       1999            $252,000            $ 80,000            120,000            $11,611
President & Chief Executive                1998             240,000                  --            213,750              7,751
Officer                                    1997             240,000             150,000            150,000

James J. Dal Porto(c)                      1999             147,000            $ 50,000             40,000              5,022
Executive Vice President, Chief            1998             140,000                  --            121,200
Operating Officer                          1997             140,000             100,000             50,000

Gayle L. Arnold(c)                         1999             106,260            $ 25,000             15,000
Chief Financial Officer                    1998             101,200                  --             55,500
                                           1997             101,200              40,000             20,000

(a) Bonuses awarded for each year were based on performance for the previous year. The 1999 bonus for Mr. Earhart included $20,000 in cash and $60,000 in deferred compensation to be paid by the Company only upon the exercise of stock options to purchase 57,692 shares of the Company's Common Stock. The 1997 bonus for Mr. Earhart included $35,000 in cash and $115,000 in deferred compensation to be paid by the Company only upon the exercise of stock options to purchase 24,892 shares of the Company's Common Stock. The 1997 bonus for Mr. Dal Porto included $60,000 in cash and $40,000 in deferred compensation to be paid by the Company only upon the exercise of stock options to purchase 8,658 shares of the Company's Common Stock. The 1997 bonus for Ms. Arnold included $20,000 in cash and $20,000 in deferred compensation to be paid by the Company only upon the exercise of stock options to purchase 4,329 shares of the Company's Common Stock.

(b) Insurance premiums paid by the Company in the 1999 and 1998 calendar years with respect to term-life insurance for the benefit of the executive.

(c) Terms and conditions of employment of Mr. Earhart, Mr. Dal Porto and Ms. Arnold are outlined in Employment Agreements they have with the Company which are described elsewhere herein under the caption "Employment Contracts".


         The following table shows information regarding stock options granted to the named executive officers during fiscal year 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                     Individual Grants
     -------------------------------------------------------------------------------------------------------------
                                                 % of Total                    Market
                                 Number of        Options                     Price Per
                                Securities       Granted to                   Share on                  Grant Date
                                Underlying       Employees     Exercise or     Date of                   Present
                              Options Granted     in Fiscal     Base Price      Grant     Expiration    Value ($)
             Name                 (#)(a)         Year 1999      ($/Share)     ($/Share)      Date          (b)
             ----             ---------------    ----------    -----------    ---------   ----------    ----------
      Donald M. Earhart          120,000           19.9%         $1.04          $1.22      12/31/08      $130,054

      James J. Dal Porto          40,000            6.6%         $1.04          $1.22      12/31/03       $22,786

       Gayle L. Arnold            15,000            2.5%         $1.04          $1.22      12/31/03        $8,545

(a) These options vest 20% after one year from the date of grant, and the remainder on a pro rata daily basis over the next four years. All options become immediately exercisable upon the disposition of all or substantially all of the Company's assets or capital stock.

(b) The present value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model assuming 75% volatility, a risk-free interest rate of 5.7% and an expected life of 5 years.

         The following table shows certain information concerning stock option exercises by named executive officers during fiscal year 1999 and the value of options held by such executives at 1999 year end.


    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                   Number of Securities                   Value of Unexercised
                                                              Underlying Unexercised Options        In-The-Money Options at Fiscal
                                                                    at Fiscal Year End                          Year End
                             Shares                           ------------------------------        ------------------------------
                          Acquired on         Value                                                     (a)               (a)
                            Exercise         Realized          Exercisable     Unexercisable        Exercisable      Unexercisable
           Name               (#)              ($)                 (#)              (#)                 ($)               ($)
           ----           -----------        --------          -----------     -------------        -----------      -------------

 Donald M. Earhart               --                --          1,157,487          120,157          $2,190,221          $351,959

 James J. Dal Porto          72,682          $164,286            124,219          118,107             229,982           227,802

 Gayle L. Arnold             20,400          $ 43,123             27,801           51,468              36,058            99,597


(a) Value of unexercised in-the-money options is based on the Nasdaq last sale price on December 31, 1999 ($3.97 per share).


EMPLOYMENT CONTRACTS

         Donald Earhart joined the Company in June 1990 as the President and Chief Operating Officer. Mr. Earhart became the Chief Executive Officer of the Company in July 1990 and Chairman of the Board in March 1991. Upon the commencement of his employment, Mr. Earhart entered into a written Employment Agreement with the Company pursuant to which he will serve as a Chief Executive Officer of the Company for a minimum base salary of $200,000 per annum, subject to adjustment upward by the Board of Directors, plus a bonus to be determined annually by the Board based upon attainment of goals set by the Board. Under the Employment Agreement, Mr. Earhart is entitled to a severance payment equal to two (2) times his annual salary plus the previous year's bonus if his employment is terminated by the Company without cause, or if the employment is terminated by the employee for good reason after a change of control of the Company. Mr. Earhart was granted fully vested options to purchase 120,000 shares of the Company's Common Stock at an exercise price of $2.20 per share, expiring October 24, 2001, at the time his employment commenced. All option grants to Mr. Earhart from the commencement of his employment to the end of the 1999 fiscal year are included in the Summary Compensation Table and Aggregated Option Exercise Table above. The Agreement is renewable annually at the discretion of the Board of Directors.

         In September 1996, Mr. Dal Porto entered into a written employment agreement with the Company whereby he is entitled to a severance payment equal to one (1) times his annual salary plus immediate vesting of all stock options granted up to the time of termination if his employment is terminated by the Company without cause, or if he is asked to accept a significant change in job responsibility, relocate or accept a reduction in salary and/or benefits. In the event of a change in control of the Company, the Company agrees to employ Mr. Dal Porto for a period of one year after the change in control or pay him in lieu of employment for the same compensation including incentive compensation and all benefits.

         In June 1998, Ms. Arnold entered into a written employment agreement with the Company whereby she is entitled to a severance payment equal to six-months of her base salary plus immediate vesting of all stock options granted up to the time of termination if her employment is terminated by the Company without cause, or if she is asked to accept a significant change in job responsibility, relocate or accept a reduction in salary and/or benefits. In the event of a change in control of the Company, the Company agrees to employ Ms. Arnold for a period of six-months after the change in control or pay her in lieu of employment for the same compensation including incentive compensation and all benefits.

         For each of the aforementioned agreements, a change in control of the Company is defined as the occurrence of any of the following: (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the voting power of the then outstanding securities of the Company; (ii) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board of Directors of the Company in office at the beginning of the period except for changes approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; (iii) the stockholders of the Company approve an agreement providing for (A) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately after the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect Directors by a separate class vote) to which all stockholders of the Company issuing cash or securities in the merger of consolidation would be entitled in the election of directors or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the Company issuing cash or securities in the merger or consolidation or (B) the sale or other disposition of all or substantially all the assets of the Company, or a liquidation, dissolution or statutory exchange of the Company; or (iv) any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 30% or more of the voting power of the then-outstanding securities of the Company.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Dr. Henry Tsutomu Tai, a member of the Company's Compensation Committee, has been the Secretary of the Company since 1990. Dr. Tai does not receive any compensation from the Company for his services as Secretary.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Common Stock for the five years ended December 31, 1999 with the NASDAQ Stock Market Composite Index and the Surgical and Medical Instruments and Apparatus Industry Index (SIC Code 3841). The graph assumes that $100 was invested on January 1, 1994 in the Company's Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock


                       1/1/1994       1/1/1995       1/1/1996        1/1/1997        1/1/1998        1/1/1999
                       --------      ---------      ----------      ---------       ---------       ---------
I-Flow Corporation        100        265.5          272             169              61             198.5
Industry Index            100        151.75929      142.157975      162.86075       182.44174       221.94483
Nasdaq Market Index       100        141.33488      173.89217       213.07314       300.24782       542.43044

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the best of the Company's knowledge, no person subject to Section 16 of the Exchange Act failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.



                                 PROPOSAL NO. 2

              PROPOSAL TO AMEND THE COMPANY'S NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN

         The Board of Directors has unanimously adopted a resolution approving and recommending to the shareholders for their adoption at the Annual Meeting an amendment to the Company's Non-Employee Director Stock Option Plan, as previously amended on May 11, 1995, increasing the maximum number of shares of Common Stock authorized for issuance under the plan from 400,000 to 600,000 and increasing the exercise term for options granted under the plan from five to 10 years after the date of grant. Outstanding options previously granted to non-employee directors are shown under Principal Shareholders and Stock Ownership of Management in this proxy statement.

NEW PLAN BENEFITS

         The Company's non-employee directors are eligible for option awards under this plan. By voting in favor of this Proposal No. 2, additional shares will be reserved for issuance and the term of new option awards will be extended. It is not possible to calculate the value of future awards as they depend on future stock performance. The exercise price for option awards made to non-employee directors under this plan is equal to the fair market value of the Company's common Stock on the date of the grant.

FEDERAL INCOME TAX CONSEQUENCES

         Non-employee directors are not eligible for incentive stock option awards under the Internal Revenue Code. As a result, all options awarded under this plan are treated as non-statutory stock options. For federal income tax purposes, the principal effect of this classification is: (i) income is realized by the recipient upon the exercise of the option; (ii) income that the recipient may realize is taxed as ordinary income; and (iii) the Company may be able to deduct from its taxable income an amount equal to the income realized by the recipient.

PURPOSE OF THE PROPOSED AMENDMENT

         The Board believes that the amendment to the Non-Employee Director Stock Option Plan is in the best interests of the Company and its shareholders as it will allow the Company to grant additional options to present or future non-employee directors to provide customary incentives.

VOTE REQUIRED FOR APPROVAL

         The affirmative votes of a majority of those shares present in person or represented by proxy is required for the approval of this proposal. Thus, abstentions and broker-non-votes will have the same effect as a vote of "no." The Board urges shareholders to vote "YES" for this proposal.

                                 PROPOSAL NO. 3

                      PROPOSAL TO AMEND THE COMPANY'S 1996
                              STOCK INCENTIVE PLAN

         On March 24, 2000, the Board of Directors approved the grant of contingent stock options to its executive officers to purchase an aggregate of 1,500,000 shares of the Company's Common Stock at an exercise price of $8.00 per share. This grant is subject to shareholder approval of this Proposal No. 3. These options will fully vest if, at any time during the five years from the date of grant, the Company's Common Stock maintains a value, as measured by the last sale price listed on the Nasdaq SmallCap Market or comparable exchange, of $8.00 for twenty (20) consecutive trading days. The $8.00 exercise price was determined by the Board of Directors based upon an increase in the market value of the stock of 15% compounded annually over a five-year period, from February 24, 2000, which was the date that the program for the options was originally agreed upon by the Board of Directors. Additionally, the Board of Directors unanimously adopted a resolution approving and recommending to the shareholders for their adoption at the Annual Meeting an amendment to the Company's 1996 Stock Incentive Plan, increasing the maximum number of shares of Common Stock authorized for issuance under the plan from 2,500,000 to 6,000,000. The plan currently has approximately 1,020,000 shares available to cover future issuances. It is the Board of Directors' intention that a portion of the additional shares authorized under the 1996 Stock Incentive Plan would be utilized for the aforementioned grant of stock options as well as for similar above market grants in the future, with the remainder to be utilized for general corporate purposes. Outstanding options previously granted to executive officers are shown under Executive Compensation in this proxy statement.

NEW PLAN BENEFITS

         If this Proposal No. 3 is approved by shareholders at the Annual Meeting, the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer will each receive an option to purchase up to 500,000 shares of I-Flow Corporation Common Stock at a price of $8.00 per share. As of March 21, 2000, the last reported price for I-Flow Corporation Common Stock, as reported on the Nasdaq SmallCap Market, was $5.00. The future dollar value of this grant is presently unascertainable as it depends on future stock performance.

FEDERAL INCOME TAX CONSEQUENCES

         It is anticipated that 12,500 shares of each executive's option grants will be treated as incentive stock options for federal income tax purposes. To the extent these options are treated as such, the award recipients may qualify for the lower capital gains income tax. The Company will not be able to declare the value of that portion of these option grants as a deductible business expense, however, if these options are treated as incentive stock options. It is anticipated that the balance of the options will be non-statutory stock options. For federal income tax purposes, the principal effect of this classification is:
(i) income is realized by the recipient upon the exercise of the option; (ii) income that the recipient may realize is taxed as ordinary income; and (iii) the Company may be able to deduct from its taxable income an amount equal to the income realized by the recipient.

PURPOSE OF THE PROPOSED AMENDMENT

         The Board believes that the amendment to the 1996 Stock Incentive Plan is in the best interests of the Company and its shareholders as it will allow the Company to grant additional options to present or future executive officers to provide customary incentives.

VOTE REQUIRED FOR APPROVAL

         The affirmative votes of a majority of those shares present in person or represented by proxy is required for the approval of this proposal. Thus, abstentions and broker-non-votes will have the same effect as a vote of "no." The Board urges shareholders to vote "YES" for this proposal.

                                    AUDITORS

         The firm of Deloitte & Touche LLP has served as the Company's independent public accountants for the calendar year ended December 31, 1999 and has been selected to serve for the fiscal year ended December 31, 2000. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, at which time such representative will be given an opportunity to make a statement, if desired, and to respond to appropriate shareholder questions.


                                 ANNUAL REPORTS

         The Company's Annual Report on Form 10-K for the calendar year ended December 31, 1999, including audited financial statements, is being mailed to shareholders along with this Proxy Statement.


                                 OTHER BUSINESS

         At the time of the preparation of this Proxy Statement, the Company's Board of Directors had not been informed of any other matters, which would be presented for action at the Annual Meeting. If any other matters are properly presented, the persons named in the accompanying form of Proxy will vote or refrain from voting in accordance with their best judgment.


                           2001 SHAREHOLDER PROPOSALS

         Shareholders who wish to include proposals for action at the Company's 2001 Annual Meeting of Shareholders in next year's proxy statement and proxy card must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than December 2, 2000. Such proposals should be addressed to the Company's Secretary, and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

         Shareholders who do not present proposals for inclusion in the Proxy Statement but who still intend to submit a proposal at the 2001 Annual Meeting must, in accordance with the Company's Bylaws, provide timely written notice of the matter to the Secretary of the Company. To be timely, a shareholder's written notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more then 90 days prior to the Annual Meeting as originally scheduled. If less than 70 days notice or prior public disclosure of the date of the scheduled Annual Meeting is given, then notice of the proposed business matter must be received by the Secretary not later than the close of business on the tenth day following the day on which such notice of the date of the scheduled Annual Meeting was mailed or the day on which such public disclosure was made, whichever first occurs. Any notice to the Secretary must include as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the proposal desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (ii) the name and record address of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal; (iii) the class and number of shares of the Company's stock which are beneficially owned by the shareholder and (iv) any financial interest of the shareholder in such proposal.


                                       By Order of the Board of Directors




                                       Donald M. Earhart
Dated: April 5, 2000                   Chief Executive Officer

                               I-FLOW CORPORATION
                      PROXY SOLICITED BY BOARD OF DIRECTORS

         The undersigned hereby appoints Donald M. Earhart and James J. Dal Porto, and each of them, as Proxies, each with the power to appoint such Proxy's substitute, and hereby authorizes them to represent and vote as designated below all the shares of Common Stock of I-Flow Corporation held of record by the undersigned on March 31, 2000 at the Annual Meeting of Shareholders to be held on May 18, 2000, and at any adjournments or postponements thereof. The proposals referred to below are described in the Proxy Statement for the Annual Meeting.

         Management recommends that you vote FOR all nominees for director listed below and a vote FOR Proposals 2 and 3.

1. Election of Directors:

   FOR [ ] All nominees listed below (except       WITHHOLD [ ]  Authority to vote for all
           as indicated to the contrary below)                   nominees listed below

   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, LINE THROUGH THE NOMINEE'S NAME.

   Donald M. Earhart   Dr. John H. Abeles    Dr. Henry T. Tai    Joel S. Kanter
   Jack H. Halperin    Erik H. Loudon        James J. Dal Porto

2. Proposal by the Company to amend the existing Non-Employee Director Stock Option Plan by increasing the number of shares that may be issued under the plan from 400,000 to 600,000 and by extending the option exercise period as described in the Proxy Statement.

         FOR  [ ]              AGAINST  [ ]                ABSTAIN  [ ]

3. Proposal by the Company to amend the existing 1996 Stock Incentive Plan by increasing the number of shares that may be issued under the plan from 2,500,000 to 6,000,000 as described in the Proxy Statement

         FOR  [ ]              AGAINST  [ ]                ABSTAIN  [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

         THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN DIRECTOR NOMINEES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT AND FOR PROPOSALS 2 AND 3 DESCRIBED ABOVE.


                                                 ------------------------
                                                 (Shares of Common Stock)

         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, limited liability company or other entity, please sign entity's full name by authorized person.

Signature                                            Date:                , 2000
           -----------------------------------             ---------------
Printed Name(s)
               -------------------------------
Title (if Applicable)
                      ------------------------